Exhibit 10.7

Equity Transfer Agreement

This Equity Transfer Agreement (the “Agreement”) is entered into by and among the following parties in Shenzhen on December 1, 2025:

(1)	Sensing Shenzhen Data Technology Co., Ltd.(the “Target Company”), a joint-stock company duly incorporated and subsisting under the laws of the People’s Republic of China, with its registered address at Room 1302, Office Building, North Parcel, Yuecai City, No. 3008 Taibai Road, Dongxiao Community, Dongxiao Sub-district, Luohu District, Shenzhen, and Zhou Haoran as its legal representative;

(2)	Zhou Haoran, a citizen of the People’s Republic of China, ID No.: [ ];

(3)	Tan Cuihui, a citizen of the People’s Republic of China, ID No.: [ ], a shareholder of the Company;

(4)	Ren Zixuan, a citizen of the People’s Republic of China, ID No.: [ ], a shareholder of the Company;

(5)	Xu Laxiang, a citizen of the People’s Republic of China, ID No.: [ ], a shareholder of the Company;

(6)	Jin Nan, a citizen of the People’s Republic of China, ID No.: [ ], a shareholder of the Company;

(7)	Sensing Cloud Computing (Shenzhen) Co., Ltd., a wholly-foreign-owned enterprise duly incorporated and subsisting under the laws of the People’s Republic of China, with its registered address at Room 1302, Office Building, North Parcel, Yuecai City, No. 3008 Taibai Road, Dongxiao Community, Dongxiao Sub-district, Luohu District, Shenzhen, and Zhou Haoran as its legal representative.

Each party to this Agreement is individually referred to as a “Party” and collectively as the “Parties”. Zhou Haoran, Tan Cuihui, Ren Zixuan, Xu Laxiang and Jin Nan are collectively referred to as the “Transferors”. Sensing Cloud Computing (Shenzhen) Co., Ltd. is referred to as the “Transferee”.

RECITALS：

1.	Shenzhen Senge Data Technology Co., Ltd. is a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China. As of the date hereof, the registered capital of the Target Company is RMB 11,837,400.

2.	As of the date hereof, Zhou Haoran, Tan Cuihui, Ren Zixuan, Xu Laxiang and Jin Nan are shareholders of the Target Company, holding 64.52% of the total equity interests of the Target Company in aggregate.

3.	The Transferors agree to transfer 64.52% equity interests in the Target Company (the “Target Equity Interests”) corresponding to a registered capital of RMB 7,637,400 held by them to the Transferee, and the Transferee agrees to accept the transfer of the Target Equity Interests (the “Equity Transfer”).

NOW, THEREFORE, the Parties hereby enter into this Agreement in relation to the Equity Transfer as follows:

Article 1 Definitions and Interpretation

1.1	Interpretation

In this Agreement, unless otherwise specified:

(a)	Any reference to applicable laws, whether express or implied, shall be deemed to include any amendments thereto from time to time, any revised versions re-enacted from time to time, and any other applicable laws replacing their functions from time to time.

(b)	Unless the context otherwise requires, references to an “Article” shall mean an article of this Agreement. The Recitals of this Agreement shall be deemed to form part of this Agreement. References to “this Agreement” shall be construed to cover all provisions hereof.

(c)	Article numbers and headings are inserted for reference convenience only and shall not affect the interpretation or construction of this Agreement.

(d)	A reference to any “Article” shall be deemed to refer to the entire content of such Article, rather than any individual sub-article, paragraph or clause thereof, unless a specific part of such Article is expressly specified immediately after such reference.

(e)	“In writing” means communications delivered by letter, email or facsimile.

(f)	The term “including” and similar expressions shall not be construed as restrictive, and shall be interpreted as if the words “but not limited to” are immediately followed thereafter.

(g)	If the occurrence date of any event under this Agreement falls on a non-business day, such event shall be deemed to occur on the next succeeding business day.

Article 2 Transfer of Target Equity Interests

2.1	Equity Transfer

The Transferors agree to transfer the Target Equity Interests to the Transferee, and the Transferee agrees to accept the transfer of the Target Equity Interests held by the Transferors in accordance with the provisions of this Agreement. With effect from the Equity Transfer Effective Date (as defined below), the Transferee shall lawfully hold the Target Equity Interests and become a shareholder of the Target Company holding 64.52% of the equity interests in the Target Company (corresponding to the registered capital of RMB 7,637,400), and shall accordingly enjoy all rights and assume all obligations of a shareholder under the PRC laws and regulations and the articles of association of the Target Company.

2.2	Transfer Consideration

The total consideration for the equity transfer hereunder is RMB 15,274,800. Such consideration is determined on the basis of the net asset value of the Target Company as of August 31, 2025. The Transferee shall complete the payment of the full equity transfer consideration to the Transferors within thirty (30) days from the Equity Transfer Effective Date.

2.3	Industrial and Commercial Change Registration

The Transferors shall procure the Target Company to submit an application to the competent governmental authorities for the industrial and commercial change registration in respect of the equity transfer as soon as practicable after the Equity Transfer Effective Date, and complete the aforesaid registration procedures as soon as possible. All Parties shall actively cooperate with the foregoing matters.

2.4	Transaction Fees, Taxes and Expenses

All transaction fees, relevant taxes and expenses arising from the equity transfer under this Agreement shall be borne, declared and paid by the Parties respectively in accordance with applicable laws and regulations. In the absence of applicable legal provisions, the Parties shall share such expenses equally on a fair and reasonable basis.

Article 3 Representations, Warranties and Undertakings of the Parties

3.1	General Representations, Warranties and Undertakings

Each Party severally makes the following representations, warranties and undertakings to the other Party in respect of itself:

(1)	It has the lawful right, power and authority to execute and perform this Agreement and all relevant documents hereto. Upon execution, such documents shall constitute valid and binding obligations on such Party in accordance with their respective terms;

(2)	It has obtained all approvals, permits and authorizations necessary for the execution of this Agreement and is duly entitled to enter into this Agreement; and

(3)	It shall strictly perform all obligations stipulated under this Agreement.

3.2	Representations, Warranties and Undertakings by the Transferors

The Transferors hereby make the following representations, warranties and undertakings to the Transferee:

(1)	Each of them is a lawful shareholder of the Target Company and has full capacity for civil conduct;

(2)	No security interest has been created on the Target Equity Interests, and no security interest shall be created on the Target Equity Interests without the prior written consent of the Transferee;

(3)	Neither the execution of this Agreement nor the performance of its obligations under this Agreement shall: (i) result in any breach of applicable PRC laws and regulations; (ii) cause a breach of, or constitute a default under, any agreement to which it is a party or by which it is bound; and

(4)	The Transferors shall fully and promptly indemnify the Transferee against any asset depreciation, all losses, costs and expenses (including legal service fees) incurred, suffered or accrued by the Transferee arising from any inaccuracy of, or failure to fully comply with, any representation, warranty or undertaking made by the Transferors. Such indemnification shall be without prejudice to all rights and other remedies available to the Transferee in respect of any breach of the aforesaid warranties by the Transferors, all of which rights and remedies are hereby expressly reserved.

3.3	Representations, Warranties and Undertakings by the Transferee

The Transferee hereby makes the following representations, warranties and undertakings to the Transferors:

The Transferee has sufficient funds to perform its obligations under this Agreement. The source of such funds is lawful and compliant with the provisions of all relevant laws and regulations governing the source of funds for equity investment.

Article 4 Confidentiality

4.1	Confidential Information Obligation

Each Party to this Agreement acknowledges and agrees that all information provided or disclosed at any stage in connection with this Agreement or the negotiation of the transactions hereunder shall constitute Confidential Information. Unless a written permission signed by all relevant Parties is obtained, the Party that receives such Confidential Information from another Party (hereinafter referred to as the “Receiving Party”) shall keep the Confidential Information strictly confidential and shall not disclose it to any third party or any other person.

4.2	Exceptions to Confidentiality Obligations

The Receiving Party shall not be deemed to be in breach of the confidentiality obligations under this Article in any of the following circumstances:

(1)	The information is or becomes publicly available (excluding cases where the information is improperly disclosed to the public by the recipient of such information);

(2)	Disclosure of the information is required by applicable PRC laws, regulations and rules, legal procedures, or the requirements of governmental or judicial authorities; provided that the Receiving Party shall notify other Parties in advance to the extent permissible prior to any such disclosure;

(3)	Any Party discloses the information to its legal, financial or other professional advisors in connection with the matters set forth under the main terms of this Agreement, on the condition that such advisors are bound by the confidentiality obligations hereunder;

(4)	Any Party discloses relevant information to its Affiliates (institutional or individual) and requires such Affiliates to maintain the confidentiality of such information.

4.3	Survival of Confidentiality Obligations

The confidentiality obligations under this Article shall remain in full force and effect notwithstanding any termination of this Agreement for any reason whatsoever.

Article 5 Taxes, Fees and Expenses

All costs and expenses (if any) incurred for the necessary procedures of the equity transfer under this Agreement shall be borne by each Party separately.

Article 6 Indemnification

If either the Transferors or the Transferee (each an “Indemnifying Party”) breaches any representation, warranty or undertaking made by it under this Agreement, resulting in any losses, damages, liabilities, claims and reasonable costs and expenses suffered by the other Party (collectively, the “Losses”), the Indemnifying Party shall indemnify the other Party for such Losses.

Article 7 Effectiveness and Termination

7.1	Execution and Effectiveness

This Agreement shall be established and take effect upon the signature or seal of all Parties hereto.

7.2	Termination by Mutual Consent

This Agreement may be terminated by the unanimous written consent of all Parties.

7.3	Effect of Termination

Upon termination of this Agreement pursuant to Article 7.2, this Agreement (excluding Article 4 “Confidentiality”, Article 6 “Indemnification”, this Article 7.3 “Effect of Termination” and Article 8 “Governing Law and Dispute Resolution”) shall cease to be effective and binding on the Parties, and no Party shall be further liable for any obligations under this Agreement. Provided that, notwithstanding the termination of this Agreement, each Party shall remain liable for any losses caused to the other Party arising from any breach of this Agreement committed prior to such termination.

Article 8 Governing Law and Dispute Resolution

8.1	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China.

8.2	Dispute Resolution

Any dispute arising out of or in connection with this Agreement shall first be settled by the Parties through friendly negotiation. If no settlement can be reached through negotiation, any Party may submit the dispute to the people’s court with competent jurisdiction at the place of execution of this Agreement.

Article 9 Miscellaneous

9.1	Amendments

No revision, modification or supplement to this Agreement shall be valid unless made by a written document signed by all Parties.

9.2	Severability

If any provision of this Agreement is deemed unlawful, invalid or unenforceable in whole or in part, the lawfulness, validity and enforceability of the remaining provisions of this Agreement shall not be affected. The Parties shall use their best endeavours within a reasonable scope to replace any invalid or unenforceable provision with an effective and enforceable alternative provision. Such alternative provision shall approximate the intended meaning and achieve substantially the same or similar objectives of the invalid or unenforceable provision to the greatest extent possible.

9.3	Priority of This Agreement

Where applicable, the Parties may separately execute another equity transfer agreement (the “Separate Equity Transfer Agreement”) for the purpose of completing the equity change registration. For the avoidance of doubt, in the event of any conflict between the Separate Equity Transfer Agreement and this Agreement with respect to the matters stipulated herein, the provisions of this Agreement shall prevail.

9.4	Execution of Counterparts

This Agreement is written in Chinese and executed in four (4) counterparts. The Target Company shall retain two (2) counterparts, and the remaining counterparts shall be used for registration with governmental authorities (if applicable). Each counterpart shall be deemed an original, and all executed counterparts together shall constitute one and the same instrument.

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Sensing Shenzhen Data Technology Co., Ltd. (Seal)

Legal Representative or Duly Authorized Representative (Signature):	/s/ Zhou Haoran

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Sensing Cloud Computing (Shenzhen) Co., Ltd. (Seal)

Legal Representative or Authorized Representative (Signature):	/s/ Zhou Haoran

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Zhou Haoran:	/s/ Zhou Haoran

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Tan Cuihui:	/s/ Tan Cuihui

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Ren Zixuan:	/s/ Ren Zixuan

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Xu Laxiang:	/s/ Xu Laxiang

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Jin Nan:	/s/ Jin Nan